UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

SUNWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36868	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

1030 Winding Creek Road, Suite 100 Roseville, CA	95678
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2018, Sunworks, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with CrowdOut Capital, Inc. (the “Lender”) pursuant to which the Company issued an aggregate of $3,750,000 in promissory notes (the “Notes”), of which $3,000,000 are Senior Notes and $750,000 are Subordinated Notes. The Subordinated Notes were funded by the Company’s Chief Executive Officer, Charles Cargile and the Company’s President of Commercial Operations, Kirk Short. The Loan Agreement is expected to close on April 30, 2018.

The Notes bear interest at the rate of the one-month LIBOR plus 950 basis points and mature on June 30, 2020. The Notes may not be prepaid before the first anniversary of issuance and thereafter may be prepaid in whole without the consent of the Lender or in part with the consent of the Lender. In the event the Notes are prepaid in full prior to the maturity date, the Company shall pay the holder of the Senior Notes, $375,000 if prepaid prior to March 31, 2020 or $435,000 if prepaid after March 31, 2020 but prior to the maturity date. The Company is required to pay the Lender a non-refundable fee of $93,750 at closing.

In connection with the issuance of the Senior Notes, the Company entered into a security agreement (the “Security Agreement”) pursuant to which the Company granted to the holder of the Senior Notes a security interest in certain of the Company’s assets to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Senior Notes.

The Loan Agreement contains certain customary Events of Default (including, but not limited to, default in payment of any sum payable thereunder, breaches of representations or warranties thereunder, the occurrence of an event of default under the transaction documents, change in control of the Company, filing of bankruptcy and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of an Event of Default the outstanding principal amount of the Notes, plus accrued but unpaid interest and other amounts owing in respect thereof, shall become at the giving of notice by Lender, immediately due and payable. Interest on overdue payments accruing upon the occurrence of an Event of Default shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Company also entered into a subordination agreement with the holders of the Subordinated Notes and the Senior Notes pursuant to which the Subordinated Notes are subordinated to the Senior Notes.

The Loan Agreement provides for the appointment of Joshua E. Schechter to the Company’s Board of Directors and the right of the Lender at any time to designate a replacement for Mr. Schechter. The Lender’s right to designate a director to the Company’s Board of Director terminates upon the satisfaction of all of the Company’s obligations under the Loan Agreement.

The foregoing summary of the terms of the Loan Agreement, Senior Note, Subordinated Note, Security Agreement, and Subordination Agreement is subject to, and qualified in its entirety by, such documents attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 each of which is incorporated herein by reference.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On April 25, 2018, the Company received a notice of conversion to convert 1,506,024 shares of its Series B Preferred Stock into the same number of shares of the Company’s common stock

The shares of the Company’s Common Stock to be issued in connection with the conversion of the Series B Preferred Stock are not registered not registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2018, James Nelson and Franklin Hunt retired as directors of the Company.

On April 26, 2018 Joshua E. Schechter was appointed as a director of the Company. Mr. Schechter will serve as a member of the Board’s Compensation and Corporate Governance/Nominating Committee and as chair of the Audit Committee.

Mr. Schechter is a director of Genesco, Inc. (NYSE:GCO) since April 2018. He has been a director and chairman of the board of Support.com (NASDAQ: SPRT), a provider of cloud-based software and services for technology support, since 2016, as well as a member of its Nominating and Governance, and Audit Committees. Since 2015, Mr. Schechter has served as a director of Viad Corp (NYSE:VVI), an international experiential services company . From 2008 to 2015, he served as a director of Aderans Co., Ltd. or Aderans, a multinational company engaged in hair-related business, and was the Executive Chairman of Aderans America Holdings, Inc., Aderans’ U.S. holding company. From 2001 to 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to 2013, Mr. Schechter served as co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter previously served on the Board of Directors of The Pantry, Inc. (NASDAQ: PTRY), a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, from 2014 until the completion of its public sale in March 2015.

The Board has determined that Mr. Schechter is an independent director within the meaning of NASDAQ Rule 5605.

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In connection with Mr. Schechter’s appointment to the Board, he will receive an option to purchase 50,000 shares of the Company’s common stock (the “Option”) with an exercise price equal to the closing price of the Company’s common stock on the effective date of Mr. Schechter’s appointment. The Option will be issued pursuant to the Company’s 2016 Equity Incentive Plan and shall vest shall vest and become exercisable in 1/36 increments over a three-year period commencing on the effective date of the grant.

Mr. Schechter does not have a family relationship with any of the executive officers or directors of the Company. Other than the Loan Agreement, there are no arrangements or understandings between Mr. Schechter and any other persons pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On April 27, 2018, the Company issued a press release in connection with the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Agreement dated April 27, 2018 between CrowdOut Capital, Inc. and Sunworks, Inc.
10.2	Promissory Note dated April 27, 2018
10.3	Subordinated Note dated April 27, 2018
10.4	Security Agreement dated April 27, 2018 between CrowdOut Capital, Inc. and Sunworks, Inc.
10.5	Subordinated Agreement dated April 27, 2018 between CrowdOut Capital, Inc. and Sunworks, Inc.
99.1	Press Release issued April 27, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNWORKS, INC.

Date: April 27, 2018	By:	/s/ Charles F. Cargile
	Name:	Charles F. Cargile
	Title:	Chief Executive Officer

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